As filed with the SEC on November 29, 2004
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITYSOUTH BANCSHARES, INC.
(Name of small business issuer in its charter)

South Carolina	6021	20-0934786
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1909 East Main Street
Easley, South Carolina 29640
(864) 306-2540
(Address and telephone number of intended principal executive offices)

C. Allan Ducker, III
Chief Executive Officer
1909 East Main Street
Easley, South Carolina 29640
(864) 306-2540
(Name, address, and telephone number of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.
Jason R. Wolfersberger, Esq.
Nelson Mullins Riley & Scarborough, L.L.P.
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Caroina 29601
(864) 250-2235

Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-117053

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, $.01 par value	500,000 (1)	$10.00	$5,000,000	$634

(1)     Represents only the additional number of shares being registered. Does not include 2,607,500 shares registered pursuant to Registration Statement No. 333-117053 as to which a registration fee was previously paid.

              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form SB-2 is being filed by CommunitySouth Bancshares, Inc. pursuant to Rule 462(b) under the Securities Act of 1933. CommunitySouth hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form SB-2 (File No. 333-117053) declared effective on September 16, 2004 by the Securities and Exchange Commission, including each of the documents filed with the Commission therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

        All exhibits filed with the Registration Statement (File No. 333-117053) are incorporated by reference into and shall be deemed a part of this Registration Statement, except the following, which are filed with this registration statement:

   5.1   Opinion of Nelson Mullins Riley & Scarborough, LLP

 23.1   Consent of Independent Registered Public Accounting Firm

 23.2   Consent of Nelson Mullins Riley & Scarborough, LLP (appears in its opinion filed as Exhibit 5.1)

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Easley, State of South Carolina, on November 24, 2004.

COMMUNITYSOUTH BANCSHARES, INC. By: /s/ C. Allan Ducker, III C. Allan Ducker, III Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Larry Brotherton	Director	November 24, 2004
David Larry Brotherton

G. Dial Dubose	Director	November 24, 2004
G. Dial Dubose

/s/ C. Allan Ducker, III	Chief Executive Officer, Director
C. Allan Ducker, III

Director
David W. Edwards

R. Wesley Hammond	Director	November 24, 2004
R. Wesley Hammond

President, Director
David A. Miller

/s/ John W. Hobbs	Chief Financial Officer and	November 24, 2004
John W. Hobbs	Principal Accounting Officer

/s/ Arnold J. Ramsey	Director	November 24, 2004
Arnold J. Ramsey

Director
W. Michael Riddle

Joanne M. Rogers	Director	November 23, 2004
Joanne M. Rogers

B. Lynn Spencer	Director	November 24, 2004
B. Lynn Spencer

J. Neal Workman, Jr.	Director	November 24, 2004
J. Neal Workman, Jr.

Director	November 24, 2004
Daniel E. Youngblood

EXHIBIT INDEX

Exhibit        Description

   5.1.      Opinion of Nelson Mullins Riley & Scarborough, LLP

   23.1     Consent of Independent Registered Public Accounting Firm

   23.2     Consent of Nelson Mullins Riley &Scarborough, LLP (appears in its opinion filed as Exhibit 5.1)